SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant /X/
Filed by a Party other than the Registrant /_/

Check the appropriate box:

/_/ Preliminary Proxy Statement
/X/ Definitive Proxy Statement
/_/ Definitive Additional Materials
/_/ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        PHILADELPHIA SUBURBAN CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

________________________________________________________________________________
       (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

/_/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1) or 14a-6(j)(2).
/_/ $500 per each party to the controversy pursuant to
    Exchange Act Rule 14a-6(1)(3).
/_/ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

/X/ No Fee Required.

1) Title of each class of securities to which transaction applies:

   _____________________________________________________________________________

2) Aggregate number of securities to which transaction applies:

   _____________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

   _____________________________________________________________________________

4) Proposed maximum aggregate value of transaction:

   _____________________________________________________________________________

/_/ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) Amount previously paid: _________________________________________________

    2) Form, Schedule or Registration No. ______________________________________

    3) Filing party: ___________________________________________________________

    4) Date filed: _____________________________________________________________

___________
*Set forth the amount on which the filing fee is calculated and state how it was determined.

                       PHILADELPHIA SUBURBAN CORPORATION
                            762 W. LANCASTER AVENUE
                         BRYN MAWR, PENNSYLVANIA 19010

                         ------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 20, 1999
                         ------------------------------

TO THE SHAREHOLDERS OF
PHILADELPHIA SUBURBAN CORPORATION:

     Notice is hereby given that the Annual Meeting of Shareholders of PHILADELPHIA SUBURBAN CORPORATION will be held at the DOUBLETREE GUEST SUITES-PLYMOUTH MEETING, 640 WEST GERMANTOWN PIKE, PLYMOUTH MEETING, PENNSYLVANIA 19462, at 10:00 A.M., local time, on Thursday, May 20, 1999, for the following purposes:

          1. To elect four directors to the class of directors for terms expiring at the 2002 Annual Meeting; and

          2. To transact such other business as may properly come before the meeting or any adjournments thereof.

     Only shareholders of record at the close of business on March 24, 1999 will be entitled to notice of, and to vote at, the Annual Meeting and at any adjournments thereof.

                                          By order of the Board of Directors,

                                          PATRICIA M. MYCEK
                                          Secretary

April 9, 1999

REGARDLESS OF WHETHER OR NOT THEY PLAN TO ATTEND THE
MEETING, SHAREHOLDERS ARE URGED TO COMPLETE, SIGN AND RETURN
THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED, WHICH REQUIRES
NO POSTAGE IF MAILED IN THE UNITED STATES.

                       PHILADELPHIA SUBURBAN CORPORATION
                            762 W. LANCASTER AVENUE
                         BRYN MAWR, PENNSYLVANIA 19010

                         ------------------------------
                                PROXY STATEMENT
                         ------------------------------

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Philadelphia Suburban Corporation (the "Company") to be used at the Annual Meeting of Shareholders to be held May 20, 1999 and at any adjournments thereof. This proxy statement and the enclosed proxy are being mailed to shareholders on or about April 9, 1999.

     The cost of soliciting proxies will be paid by the Company, which has arranged for reimbursement, at the rate suggested by the New York Stock Exchange, of brokerage houses, nominees, custodians and fiduciaries for the forwarding of proxy materials to the beneficial owners of shares held of record. In addition, the Company has retained the firm of Corporate Investor Communications, Inc., to assist in the solicitation of proxies from (i) brokers, bank nominees and other institutional holders, and (ii) individual holders of record. The fee to Corporate Investor Communications, Inc. for normal proxy solicitation is $4,000 plus expenses, which will be paid by the Company. Directors, officers and regular employees of the Company may also solicit proxies, although no additional compensation will be paid by the Company for such efforts.

     The Annual Report to Shareholders for the year ended December 31, 1998, including financial statements and other information with respect to the Company and its subsidiaries, was mailed with this proxy statement by combined first class bulk mailing to shareholders of record as of March 24, 1999. Additional copies of the Annual Report may be obtained by writing to the Company. KPMG LLP, the Company's independent certified public accountants, has been selected by the Board of Directors to continue in such capacity for the current year. Representatives of that firm are expected to be present at the meeting and will be available to respond to appropriate questions.

                             PURPOSE OF THE MEETING

     As the meeting is the Annual Meeting of Shareholders, the shareholders of the Company will be requested to elect four directors to hold office as provided by law and the Company's Bylaws.

                             VOTING AT THE MEETING

     Holders of shares of the Company's Common Stock of record at the close of business on March 24, 1999 are entitled to vote at the meeting. As of that date, there were 40,788,000 shares of Common Stock outstanding and entitled to be voted at the meeting. Each shareholder entitled to vote shall have the right to one vote on each matter presented at the meeting for each share of Common Stock outstanding in such shareholder's name.

     The holders of a majority of the shares entitled to vote, present in person or represented by proxy, constitute a quorum. Directors are to be elected by a plurality of the votes cast at the meeting. The affirmative vote of a majority of the votes cast by those shareholders present in person or represented by proxy at the meeting is required to take action with respect to any other matter that may properly be brought before the meeting. Shares cannot be voted at the meeting unless the holder of record is present in person or by proxy. The enclosed proxy card is a means by which a shareholder may authorize the voting of his or her shares at the meeting. The shares of Common Stock represented by each properly executed proxy card will be voted at the meeting in accordance with each shareholder's direction. Shareholders are urged to specify their choices by marking the appropriate boxes on the enclosed proxy card; if no choice has been specified, the shares will be voted as recommended by the Board of Directors. If any other matters are properly presented to the meeting for action, the proxy holders will vote the proxies (which confer discretionary authority to vote on such matters) in accordance with their best judgment.

     With regard to the election of directors, votes may be cast in favor or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect, other than for purposes of determining the presence of a quorum. Brokers that are member firms of the New York Stock Exchange ("NYSE") and who hold shares in street name for customers, but have not received instructions from a beneficial owner, have the authority under the rules of the NYSE to vote those shares with respect to the election of directors, but not with respect to any other matters. Such shares which are not voted by brokers will be considered present and entitled to vote at the meeting.

     Execution of the accompanying proxy will not affect a shareholder's right to attend the meeting and vote in person. Any shareholder giving a proxy has the right to revoke it by giving written notice of revocation to the Secretary of the Company at any time before the proxy is voted by executing a proxy bearing a later date, which is voted at the meeting, or by attending the meeting and voting in person.

     YOUR PROXY VOTE IS IMPORTANT. ACCORDINGLY, YOU ARE ASKED TO COMPLETE, SIGN AND RETURN THE ACCOMPANYING PROXY CARD REGARDLESS OF WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

                                (PROPOSAL NO. 1)

                             ELECTION OF DIRECTORS

VOTING ON PROPOSAL NO. 1

     The Board of Directors is divided into three classes. One class is elected each year to hold office for a three-year term and until successors of such class are duly elected and qualified, except in the event of death, resignation or removal. The Company is required by its Articles of Incorporation and Bylaws to maintain the size of its classes of directors as nearly equal in number as possible.

     In early 1998, the Board of Directors approved the retention of John H. Austin, Jr. and John W. Boyer, Jr. until the end of 1998 even though Mr. Austin and Mr. Boyer would reach the Board's mandatory retirement age of 70 during 1998. Messrs. Austin and Boyer then retired from the Board at the end of 1998.

     Under the terms of the Amended and Restated Agreement and Plan of Merger, dated as of August 5, 1998, by and among Philadelphia Suburban Corporation, Consumers Water Company and Consumers Acquisition Company (the "Consumers Merger Agreement"), which was approved by the Shareholders of Philadelphia Suburban Corporation and Consumers Water Company at their respective special meetings of shareholders on November 16, 1998, the Company agreed to use its best efforts to increase the authorized number of directors to permit the appointment of four directors of Consumers to serve as directors of PSC effective as of the completion of the merger. The terms of the Consumers Merger Agreement provided that one such director be appointed to serve until the Company's 1999 Annual Meeting, one such director be appointed to serve until the Company's 2000 Annual Meeting and two such directors be appointed to serve until the Company's 2001 Annual Meeting. The Consumers Merger Agreement also required the Company to include one of the Consumers directors on the list of nominees for directors for election at the 1999 Annual Meeting. The retirements of Messrs. Austin and Boyer and the appointment of the four directors from Consumers Water Company pursuant to the provisions of the Consumers Merger Agreement would have resulted in the Company having three directors in the class of directors with term expiring at the 1999 Annual Meeting, four directors with terms expiring at the 2000 Annual Meeting and five directors with terms expiring at the 2001 Annual Meeting.

     In light of these circumstances and in keeping with the requirements of the Company's Articles of Incorporation and Bylaws, the Board of Directors, at its February 2, 1999 and March 2, 1999 meetings, upon the recommendation of the Corporate Governance Committee (the "Governance Committee") initially (i) decreased the size of the Board of Directors from ten to nine, (ii) decreased the size of the class of directors with terms expiring at the 2000 Annual Meeting from four to three and (iii) nominated Nicholas DeBenedictis, G. Fred DiBona and John E. Menario for election to the class of directors at the 1999 Annual Meeting. Messrs. DeBenedictis and DiBona are current directors whose terms expire at the 1999 Annual Meeting and Mr. Menario is the former Chairman of Consumers Water Company. The nomination of Mr. Menario was contingent on the completion of the merger with

Consumers Water Company. The Board of Directors, upon the recommendation of the Governance Committee, then took the following actions effective as of the effective date of the Consumers merger: (i) increased the size of the Board of Directors from nine to twelve; (ii) elected John E. Menario to the class of directors with terms expiring at the 1999 Annual Meeting; (iii) increased the size of the class of directors with terms expiring at the 1999 Annual Meeting from three to four and elected Mary C. Carroll, whose term was to expire at the 2001 Annual Meeting, to this class of directors; (iv) increased the size of the class of directors with terms expiring at the 2000 Annual Meeting from three to four and elected John E. Palmer, Jr. to this class of directors; and (v) increased the size of the class of directors with terms expiring at the 2001 Annual Meeting from three to four and elected Mr. Robert O. Viets and Mr. Michel Avenas to this class of directors. Messrs. Palmer, Viets and Avenas are also former directors of Consumers Water Company who were proposed for election to the Company's Board of Directors in accordance with the terms of the Consumers Merger Agreement.

     Therefore, four directors, Messrs. DeBenedictis, DiBona and Menario and Mrs. Carroll, are to be elected by a plurality of the votes cast at the Annual Meeting and eight directors will continue to serve in accordance with their prior election, including the three directors in addition to Mr. Menario elected by the Board effective as of the effective date of the Consumers merger pursuant to the terms of the Consumers Merger Agreement. At the meeting, proxies in the accompanying form, properly executed, will be voted for the election of the four nominees listed below, unless authority to do so has been withheld in the manner specified in the instruction on the proxy card. Discretionary authority is reserved to cast votes for the election of a substitute should any nominee be unable or unwilling to serve as a director. Each nominee has stated his or her willingness to serve and the Company believes that all of the nominees will be available to serve.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION OF MESSRS. DEBENEDICTIS, DIBONA AND MENARIO AND MRS. CARROLL AS DIRECTORS.

GENERAL INFORMATION REGARDING THE BOARD OF DIRECTORS AND ITS COMMITTEES

     The Board of Directors held eight meetings in 1998. The Company's Bylaws provide that the Board of Directors, by resolution adopted by a majority of the whole Board, may designate an Executive Committee and one or more other committees, with each such committee to consist of two or more directors. The Board of Directors annually elects from its members the Executive, Audit, Executive Compensation and Employee Benefits, Corporate Governance (formerly the Nominating Committee), and Pension Committees. Each incumbent director, except for Mr. Wilson , for the period served in 1998, attended at least 75% of the aggregate of all meetings of the Board and the Committees on which he or she served.

     Executive Committee. The Company's Bylaws provide that the Executive Committee shall have and exercise all of the authority of the Board in the management of the business and affairs of the Company, with certain exceptions. The Executive Committee is intended to serve in the event that action by the Board of Directors is necessary or desirable between regular meetings of the Board, or at a time when convening a meeting of the entire Board is not practical, and to make recommendations to the entire Board with respect to various matters. The Executive Committee did not meet in 1998. The Executive Committee currently has five members, and the Chairman of the Company serves as Chairman of the Executive Committee.

     Audit Committee. The Audit Committee is composed of three directors who are not officers of the Company or any of its subsidiaries. It meets periodically with the Company's financial officers and independent certified public accountants to review the scope of auditing procedures and the policies relating to the Company's accounting procedures and controls. The Committee also provides general oversight with respect to the accounting principles employed in the Company's financial reporting. The Audit Committee held two meetings in 1998.

     Executive Compensation and Employee Benefits Committee. The Executive Compensation and Employee Benefits Committee is composed of three members of the Board who are not officers of the Company or any of its subsidiaries. The Executive Compensation and Employee Benefits Committee has the power to administer the Company's 1988 Stock Option Plan and to administer and make awards of stock options, dividend equivalents and restricted stock under the Company's 1994 Equity Compensation Plan. In addition, the Executive Compensation and Employee Benefits Committee reviews the recommendations of the Company's Chief Executive Officer as to appropriate compensation of the Company's officers (other than the Chief Executive Officer) and key personnel and recommends to the Board the compensation of such officers and the Company's Chief Executive Officer for the ensuing year. The Executive Compensation and Employee Benefits Committee held four meetings in 1998.

     Corporate Governance Committee. The Board of Directors reorganized the Nominating Committee into a Corporate Governance Committee in 1998. In addition to identifying qualified nominees for directors, the Corporate Governance Committee is responsible for developing and periodically reviewing the Corporate Governance Guidelines by which the Board of Directors will organize and execute its responsibilities. The Corporate Governance Committee has three members and held two meeting during 1998. It is the present policy of the Corporate Governance Committee to consider nominees who are recommended by shareholders as additional members of the Board or to fill vacancies on the Board. Shareholders desiring to submit the names of, and any pertinent data with respect to, such nominees should send this information in writing to the Chairman of the Corporate Governance Committee in care of the Company. See "Requirements for Advance Notification of Nominations."

     Pension Committee. The Pension Committee serves as the Plan Administrator for the Company's qualified benefit plans. The Committee reviews and recommends to the Board any actions to be taken by the Board in the discharge of the Board's fiduciary responsibilities under the Company's qualified benefit plans and meets periodically with the Company's financial, legal, actuarial, and investment advisors. The Committee consists of three members and met three times in 1998.

     The current members of the Committees of the Board of Directors are as follows:

                              EXECUTIVE
                           COMPENSATION AND
       EXECUTIVE          EMPLOYEE BENEFITS            AUDIT
       COMMITTEE              COMMITTEE              COMMITTEE
       ---------          -----------------          ---------
 Nicholas DeBenedictis*   John F. McCaughan*     Richard L. Smoot*
  G. Fred DiBona, Jr.      G. Fred DiBona,    Richard H. Glanton, Esq.
Richard H. Glanton, Esq.         Jr.              Harvey J. Wilson
   John F. McCaughan        Alan R. Hirsig
    Richard L. Smoot

         PENSION           CORPORATE GOVERNANCE
        COMMITTEE                COMMITTEE
        ---------          --------------------
Richard H. Glanton, Esq.*  G. Fred DiBona, Jr.*
     Mary C. Carroll       Nicholas DeBenedictis
  Nicholas DeBenedictis       Mary C. Carroll

------------------
* Chairman

REQUIREMENTS FOR ADVANCE NOTIFICATION OF NOMINATIONS

     Nominations for election of directors may be made at the Annual Meeting by any shareholder entitled to vote for the election of directors, provided that written notice (the "Notice") of the shareholder's intent to nominate a director at the meeting is filed with the Secretary of the Company prior to the Annual Meeting in accordance with provisions of the Company's Amended and Restated Articles of Incorporation and Bylaws.

     Section 4.13 of the Company's Bylaws requires the Notice to be received by the Secretary of the Company not less than 14 days nor more than 50 days prior to any meeting of the shareholders called for the election of directors, with certain exceptions. These notice requirements do not apply to nominations for which proxies are solicited under applicable regulations of the Securities and Exchange Commission ("SEC"). The Notice must contain or be accompanied by the following information:

          (1) the name and residence of the shareholder who intends to make the nomination;

          (2) a representation that the shareholder is a holder of record of voting stock and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the Notice;

          (3) such information regarding each nominee as would have been required to be included in a proxy statement filed pursuant to the SEC's proxy rules had each nominee been nominated, or intended to be nominated, by the management or the Board of Directors of the Company;

          (4) a description of all arrangements or understandings among the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; and

          (5) the consent of each nominee to serve as a director of the Company if so elected.

     Pursuant to the above requirements, appropriate Notices in respect of nominations for directors must be received by the Secretary of the Company no later than May 6, 1999.

INFORMATION REGARDING NOMINEES AND DIRECTORS

     For the four nominees for election as directors at the 1999 Annual Meeting and the eight directors in the classes of directors whose terms of office expire either at the 2000 Annual Meeting or the 2001 Annual Meeting, including the directors elected to the Board pursuant to the Consumers Merger Agreement, there follows information as to the positions and offices with the Company held by each, the principal occupation of each during the past five years, and certain directorships of public companies and other organizations held by each.

--------------------------------------------------------------------------------
                    NOMINEES FOR ELECTION AT ANNUAL MEETING
--------------------------------------------------------------------------------

Nicholas DeBenedictis ...............  Mr. DeBenedictis has served as Chairman of the Company
Ardmore, PA                            since May 20, 1993. Mr. DeBenedictis also continues to
Director since 1992                    serve as the Company's Chief Executive Officer and
                                       President, the positions he has held since joining the
                                       Company in July 1992. He also serves as Chairman and
                                       Chief Executive Officer of the Company's principal
                                       subsidiary, Philadelphia Suburban Water Company.
                                       Between April 1989 and June 1992, he served as Senior
                                       Vice President for Corporate Affairs of PECO Energy
                                       Company. From December 1986 to April 1989, he served as
                                       President of the Greater Philadelphia Chamber of
                                       Commerce and from 1983 to 1986 he served as the
                                       Secretary of the Pennsylvania Department of
                                       Environmental Resources. Mr. DeBenedictis is a director
                                       of Provident Mutual Life Insurance Company, P.H.
                                       Glatfelter Company and Met-Pro Corporation and a member
                                       of the Board of Trustees of Drexel University. Age: 53.

G. Fred DiBona, Jr. .................  Mr. DiBona has served since 1990 as President and Chief
Bryn Mawr, PA                          Executive Officer of Independence Blue Cross,the
Director since 1993                    Delaware Valley region's largest health insurer. He
                                       also serves as Chairman of Independence Blue Cross'
                                       subsidiaries and affiliates. Between 1987 and 1990, Mr.
                                       DiBona served as President and Chief Executive Officer
                                       for Pennsylvania Blue Shield's holding company,
                                       Keystone Ventures, Inc. Mr. DiBona is also a director
                                       of Independence Blue Cross and its subsidiaries,
                                       Magellan Health Services, Inc., PECO Energy Company,
                                       Tasty Baking Company, CorCell, Inc., Eclipsys
                                       Corporation, MedMax, Inc. and various civic and
                                       charitable organizations. Age: 48.

Mary C. Carroll .....................  Ms. Carroll is a consultant, a community volunteer and
Bryn Mawr, PA                          an advisor to nonprofit corporations, businesses and
Director since 1981                    government agencies. Presently, she serves as Chair of
                                       the National Parks Mid-Atlantic Council. She is Vice
                                       Chair of Ft. Mifflin on the Delaware and is a founder,
                                       director or trustee of various civic and charitable
                                       organizations, including the Metropolitan YMCA, the
                                       Urban Affairs Coalition, Philadelphia Hospitality,
                                       Inc., International House, and Preservation Action.
                                       Age: 58.

John E. Menario .....................  Special Assistant to the President of Peoples Heritage
Portland, ME                           Financial Group, Inc., a multi-bank holding company
Director since 1999                    since 1996. Senior Executive Vice President and Chief
                                       Operating Officer of Peoples Heritage Financial Group,
                                       Inc., from 1990 to 1996. Age: 63

--------------------------------------------------------------------------------
           DIRECTORS CONTINUING IN OFFICE WITH TERMS EXPIRING IN 2000
--------------------------------------------------------------------------------

John F. McCaughan ...................  In 1998, Mr. McCaughan retired as President of the
Doylestown, PA                         BetzDearborn, Inc. Foundation, having served in that
Director since 1984                    capacity since 1995. From 1995 to 1996, Mr. McCaughan
                                       was Chairman of Betz Laboratories, Inc., which provides
                                       engineered chemical treatment of water, wastewater and
                                       process systems. Mr. McCaughan was Chairman and Chief
                                       Executive Officer of Betz Laboratories from 1982 to
                                       1994. He is also a director of Penn Mutual Life
                                       Insurance Company Petroferm, Inc. and numerous
                                       charitable organizations. Age: 63.

Harvey J. Wilson ....................  Mr. Wilson is Chairman and CEO of Eclipsys Corporation,
Delray Beach, FL                       a healthcare information systems company. Mr. Wilson
Director since 1983                    was a co- founder of Shared Medical Systems
                                       Corporation. He is also a director of Eclipsys
                                       Corporation and RMSC of West Palm Beach. Age: 60

Alan R. Hirsig ......................  Mr. Hirsig retired as President and Chief Executive
Haverford, PA                          Officer of ARCO Chemical Company in 1998, a position he
Director since 1997                    held since 1991. From 1984 to 1990, Mr. Hirsig was
                                       President of ARCO Chemical European Operations. Mr.
                                       Hirsig is a director of Checkpoint Systems, Inc. and
                                       Hercules, Inc., as well as a trustee of Bryn Mawr
                                       College, the YMCA of Philadelphia and Vicinity, the
                                       Rosenbach Museum and Library and the Curtis Institute
                                       of Music. He also is Chairman of the Advisory Board of
                                       PRIME, Inc. Age: 59.

John E. Palmer, Jr. .................  Chairman of the Board of Down-East Concepts, Inc., a
Portland, ME                           manufacturer and wholesaler of stationery and
Director since 1999                    handcrafted gifts. Age: 62.

--------------------------------------------------------------------------------
           DIRECTORS CONTINUING IN OFFICE WITH TERMS EXPIRING IN 2001
--------------------------------------------------------------------------------

Richard H. Glanton, Esq. ............  Mr. Glanton has been a partner in the law firm of Reed
Philadelphia, PA                       Smith Shaw & McClay in Philadelphia since 1986. Mr.
Director since 1995                    Glanton is a director of GCU Corporation of North
                                       America, PECO Energy Company, Wackenhut Corrections
                                       Corporation, the Greater Philadelphia Chamber of
                                       Commerce, the Philadelphia Industrial Development
                                       Corporation and the Philadelphia Convention and
                                       Visitors Bureau. Age: 52

Richard L. Smoot ....................  Mr. Smoot has served as President and Chief Executive
Radnor, PA                             Officer of PNC Bank in Philadelphia and Southern New
Director since 1997                    Jersey, and its predecessor, Provident National Bank,
                                       since 1991. Prior to becoming President, he served as
                                       Executive Vice President responsible for Operations and
                                       Data Processing for PNC Bank Corp. Before joining PNC
                                       Bank in 1987, Mr. Smoot spent 10 years as First Vice
                                       President and Chief Operating Officer of the Federal
                                       Reserve Bank of Philadelphia. Mr. Smoot is a director
                                       of P.H. Glatfelter Company and Southco Inc. He also
                                       serves as Chairman of the Board of Directors of Greater
                                       Philadelphia First and the Philadelphia Award and is a
                                       director of the Philadelphia Orchestra, the Settlement
                                       Music School, the Philadelphia Urban Affairs Coalition
                                       and Widener University. Age: 58.

Michel Avenas .......................  President of Vivendi North America, a subsidiary of,
New York, NY                           and holding company for, certain of the U.S.
Director since 1999                    investments of Vivendi (formerly Compagnie Generale des
                                       Eaux). Prior to this position, he served as Assistant
                                       to the Chairman of Vivendi, a French conglomerate,
                                       which provides various municipal services such as water
                                       and wastewater treatment, from 1991 to 1997. Age: 43

Robert O. Viets .....................  President and Chief Executive Officer of CILCORP Inc.,
Peoria, IL                             a holding company for energy services businesses. In
Director since 1999                    addition to being a director of CILCORP Inc., Mr. Viets
                                       is also a director of RLI Corp. and Central Illinois
                                       Light Company. Age: 55

                           OWNERSHIP OF COMMON STOCK

     The following table sets forth certain information as of January 31, 1999, or as of the effective date of the Consumers Water Company merger for Messrs. Avenas, Menario, Palmer and Viets, with respect to shares of Common Stock of the Company beneficially owned by each director, nominee for director and executive officer and by all directors, nominees and executive officers of the Company as a group. This information has been provided by each of the directors and officers at the request of the Company. Beneficial ownership of securities as shown below has been determined in accordance with applicable guidelines issued by the Securities and Exchange Commission ("SEC") and includes the possession, directly or indirectly, through any formal or informal arrangement, either individually or in a group, of voting power (which includes the power to vote, or to direct the voting of, such security) and/or investment power (which includes the power to dispose of, or to direct the disposition of, such security).

                                                                      SHARED
                                                      SOLE            VOTING
                                                     VOTING           AND/OR           TOTAL AND
                                                   AND/OR SOLE        SHARED           PERCENT OF
                                                   INVESTMENT       INVESTMENT           CLASS
BENEFICIAL OWNER                                      POWER         POWER(1)(2)      OUTSTANDING(3)
----------------                                   -----------      -----------      --------------
Michel Avenas(4).............................            143               --               143
Mary C. Carroll..............................          3,267            1,010             4,277
Morrison Coulter.............................         54,465           15,339(5)         68,804
Nicholas DeBenedictis........................        252,761           63,524(6)        316,285
G. Fred DiBona, Jr...........................          3,200               --             3,200
Richard H. Glanton, Esq......................          1,797              127             1,924
Michael P. Graham............................         24,665           35,637            60,302
Alan R. Hirsig...............................          3,466               --             3,466
John F. McCaughan............................          7,600               --             7,600
John E. Menario..............................          2,346            1,338(7)          3,684
John E. Palmer, Jr...........................            389            7,027             7,416
Richard R. Riegler...........................         47,619            2,961            50,580
Richard L. Smoot(8)..........................          1,400               --             1,400
Roy H. Stahl.................................         40,999           34,702            75,701
Robert O. Viets..............................          2,905               --             2,905
Harvey J. Wilson.............................         14,600               --            14,600
All directors and executive officers as a
  group (16 persons).........................        461,622(9)       161,665(10)       622,287(1.5%)

------------------
 (1) The shareholdings indicated include 12,008 shares held in the Company's Dividend Reinvestment Program.
 (2) Under the Company's Thrift Plan, participants do not have any present voting power with respect to shares allocated to their accounts. Such shares have been included in this column.
 (3) Percentages for each person or group are based on the aggregate of the shares of Common Stock outstanding as of March 10, 1999 (40,809,596 shares) and all shares issuable to such person or group upon the exercise of outstanding stock options exercisable within 60 days of that date. Percentage ownership of less than 1% of the class then outstanding as of March 10, 1999 has not been shown.
 (4) As President of Vivendi North America, Mr. Avenas oversees Vivendi's interests in the United States, including its share ownership in Philadelphia Suburban Corporation. Consequently, he may be deemed to share voting and dispositive power for the shares held by Vivendi.
 (5) The shareholdings indicated include 3,054 shares owned of record by Mr. Coulter's wife. Mr. Coulter disclaims beneficial ownership as to such shares.
 (6) The shareholdings indicated include 868 shares owned of record by Mr. DeBenedictis' wife and 8,678 shares owned of record by Mr. DeBenedictis' son. Mr. DeBenedictis disclaims beneficial ownership as to such shares.
 (7) The shareholdings indicated include 50 shares held by Mr. Menario's wife. Mr. Menario disclaims beneficial ownership as to such shares.
 (8) The shareholdings indicated do not include approximately 453,741 shares as to which PNC Bank, National Association, or its affiliates have sole voting power as trustee of the Philadelphia Suburban Corporation Thrift Plan and Philadelphia Suburban Water Company Personal Savings Plan for Local 473 Employees. Mr. Smoot is the President and Chief Executive Officer of PNC Bank in Philadelphia and Southern Jersey. Mr. Smoot disclaims beneficial ownership of such shares.
 (9) The shareholdings indicated include 353,430 shares exercisable under the 1988 Stock Option Plan and the 1994 Equity Compensation Plan on or before April 1, 1999.
(10) The shareholdings indicated include 121,370 shares (i) held in joint ownership with spouses, (ii) held as custodian for minor children or (iii) owned by family members.

     The following table sets forth certain information as of March 10, 1999, except as otherwise indicated, with respect to the ownership of shares of Common Stock of the Company by certain beneficial owners of 5% or more of the Company's total outstanding shares.

                                                                                  PERCENT OF
                                                                                  OUTSTANDING
BENEFICIAL OWNER                       AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP    SHARES
----------------                       -----------------------------------------  -----------
Vivendi                                Sole voting and dispositive                  16.1%
42 Avenue                              power over 6,576,088
de Friedland 75380                     shares (1)
Paris, Cedex 08 France

------------------
(1) Based on the Form 4 of Vivendi dated January 21, 1999, adjusted for the merger of Consumers Water Company and the conversion of Vivendi's 2,040,658 shares of Consumers into shares of Philadelphia Suburban Corporation.

                             EXECUTIVE COMPENSATION
                    REPORT OF THE EXECUTIVE COMPENSATION AND
                          EMPLOYEE BENEFITS COMMITTEE

OVERALL OBJECTIVES

     Philadelphia Suburban Corporation's executive compensation program is designed to motivate its senior executives to achieve the Company's goals of providing its customers with high quality, cost-effective, reliable water services and providing the Company's shareholders with a market-based return on their investment.

     Toward that end, the program:

          o Provides compensation levels that are competitive with those provided by companies with which the Company may compete for executive talent.

          o Motivates key senior executives to achieve strategic business initiatives and rewards them for their achievement.

          o Creates a strong link between stockholder and financial performance and the compensation of the Company's senior executives.

     In administering the executive compensation program, the Executive Compensation and Employee Benefits Committee (the "Committee") attempts to strike an appropriate balance among the above-mentioned objectives, each of which is discussed in greater detail below.

     At present, the executive compensation program is comprised of three components: base salary, annual cash incentive opportunities and equity incentive opportunities. In determining the relative weighting of compensation components and the target level of compensation for the Company's executives, the Committee considers compensation programs of a peer group of companies. Because of the limited number of investor-owned water utilities from which comparable compensation data is available, the Committee utilizes survey data from a composite market ("Composite Market") compiled by a nationally recognized compensation consulting firm in assessing the competitiveness of the components of the Company's compensation program. The Composite Market for the base salary and annual cash incentive elements of the program consists of 50% water utilities, 25% other utilities and 25% general industrial businesses. There are fourteen water utilities in the Composite Market, ten of which are included in the Edward Jones Water Utility Industry Index used for the stock performance chart contained herein. Competitive compensation levels are targeted at the median of the third quartile range of compensation levels in the Composite Market, except for equity incentives, which are targeted at the 50th percentile of the compensation consulting firm's data base of general industrial organizations, including utilities, that have long-term incentive programs.

COMPENSATION COMPONENTS

  Base Salary

     To ensure that its pay levels are competitive, the Company, with the assistance of its compensation consultant, regularly compares its executive compensation levels with those of other companies and sets its salary structure in line with competitive data from the Composite Market. Individual salaries are considered for adjustment annually and any adjustments are based on general movement in external salary levels, individual performance, and changes in individual duties and responsibilities.

  Cash Incentive Awards

     The annual cash incentive plan is based on target incentive awards for each executive, which are stated as a percentage of their base salaries. Annual incentive awards for executive officers are calculated by a formula that multiplies the executive's target incentive percentage times a Company rating factor based on the Company's overall financial performance and an individual rating factor based on the executive's performance against established objectives. These factors can range from 0% to 125% for the Company rating factor and 0% to 150% for the individual rating factor. Each of these percentages are correlated with defined objectives and approved by the Committee each year. Regardless of the Company's financial performance, the Committee retains the authority to determine the final Company rating factor, and the actual payment and amount of any bonus is always subject to the discretion of the Committee.

  Equity Incentives

     As part of its review of the total compensation package for the Company's officers, the Committee, with the assistance of a nationally-recognized compensation consulting firm, reviewed the Company's equity incentive compensation program. Given the importance of dividends to a utility investor, the consultant recommended using a combination of stock options with dividend equivalents to best link executive long-term incentives to corporate performance and shareholder interests.

     Under the terms of the Company's 1994 Equity Compensation Plan, which was approved by the shareholders at the 1994 Annual Meeting, the Committee and the Board of Directors may grant stock options, dividend equivalents and restricted stock to officers and key employees, and stock options to key consultants of the Company and its subsidiaries who are in a position to contribute materially to the successful operation of the business of the Company. The purpose of the Plan is to help align executive compensation with shareholder interests by providing the participants with a long-term equity interest in the Company. The Plan also provides a means through which the Company can attract and retain employees of significant abilities.

SUMMARY OF ACTIONS TAKEN BY THE COMMITTEE

  Salary Increase

     Under the Company's salary program, the base salary budget is based on salary levels for comparable positions in the Composite Market. The projected overall annual increase is based on annual salary budget increase data reported by published surveys. Under these guidelines, actual salary increases are determined based on a combination of an assessment of the individual's performance and the individual's salary compared to the market. In the case of executive officers named in this Proxy Statement, the determination of salary levels is made by the Committee, subject to approval by the Board of Directors.

     Mr. DeBenedictis' salary for 1998 was consistent with the target level for the CEO position within the Composite Market. Mr. DeBenedictis' salary for 1999, which was approved by the Board of Directors on February 2, 1999 and effective on April 1, 1999, is consistent with published salary survey information on salary levels and projected annual salary increases for 1999 and is based on the Committee's favorable assessment of his and the Company's performance as well as Mr. DeBenedictis' increased responsibilities as a result of the Consumers Water Company merger.

  Annual Incentive Award

     At its February 1, 1999 meeting, the Committee determined the annual cash incentive awards to be made to the participants in the annual incentive plan. The awards were based on the Company's performance compared to its financial goal for 1998 as well as the participants' achievement of their individual objectives. The incentive awards to the Company's officers were approved by the Board of Directors on February 2, 1999. Mr. DeBenedictis' annual incentive compensation for 1998 was based on the Company's earnings and the Committee's assessment of Mr. DeBenedictis' individual performance. Mr. DeBenedictis' achievements in 1998 included increasing revenues and net income to record levels, reducing controllable operating expenses and interest costs below budget, increasing customer growth through acquisitions, improving return on equity and implementing other management initiatives intended to control costs, enhance customer satisfaction and increase shareholder value. It was the Committee's assessment that Mr. DeBenedictis met all his objectives and well exceeded his objectives on earnings, growth and acquisitions.

  Equity Incentives

     At its March 1, 1999 meeting, the Committee approved the grant of incentive stock options and dividend equivalents under the Company's 1994 Equity Compensation Plan to its executive officers at the fair market value on the date of grant for such stock options of $21.4063. The options are exercisable in installments of one-third each year starting on the first anniversary of the date of grant and expire at the end of 10 years from the date of grant. The dividend equivalents will accumulate dividends over a period of four years. Mr. DeBenedictis received a grant of 40,000 options and dividend equivalents on March 1, 1999 at the grant price stated above. At its meeting, the Committee also approved management's recommendation to reduce the performance period for the dividend equivalents granted in 1997 and 1998 by one year based on the Company's performance against the

1998 measurement criteria established by the Committee for this purpose at its March 2, 1998 meeting. The measurement criteria involve targets for earnings per share, dividends, total return to shareholders and customer growth. In May, 1998, the Committee granted Mr. DeBenedictis 5,000 shares of restricted stock under the 1994 Equity Compensation Plan. This grant was in line with the recommendations of the Company's compensation consultant as being an appropriate means to reward Mr. DeBenedictis for his performance in increasing shareholder value and to serve as a retention incentive. Under the terms of the restricted stock grant, one-third of the shares will become free of restrictions each year starting on the first anniversary of the date of grant. Mr. DeBenedictis is entitled to receive dividends on the shares prior to their release from restrictions, but may not sell or otherwise dispose of the shares until the end of the restricted period.

     At a meeting of the Board of Directors on August 4, 1998, the Board, subject to approval by the shareholders, adopted Amendment 1998-1 to the 1994 Equity Compensation Plan which enabled the Committee to issue stock options under the Plan to holders of options to purchase Consumers Common Stock as required by the Consumers Merger Agreement. The Amendment also increased the number of shares of the Company's Common Stock that could be issued under the Plan from 1,900,000 to 2,900,000. Amendment 1998-1 was approved by the shareholders at a special meeting of shareholders on November 16, 1998 called to approve, among other things, the Consumers Water Company merger.

     Section 162(m) of the Internal Revenue Code generally precludes the deduction for federal income tax purposes of more than $1 million in compensation paid to the Chief Executive Officer and the other officers named in the Summary Compensation Table in any one year, subject to certain specified exceptions. Given the nature of the stock option grants and the level of other compensation paid to the Chief Executive Officer and the other executive officers named in the Summary Compensation Table, the deduction limitation is presently inapplicable to the Company. The Committee will address this limitation if and when it becomes applicable to the Company's compensation program.

                                          Respectfully submitted,

                                          John F. McCaughan
                                          G. Fred DiBona, Jr.
                                          Alan R. Hirsig

     The foregoing report of the Executive Compensation and Employee Benefits Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                           SUMMARY COMPENSATION TABLE

     The following Summary Compensation Table shows compensation paid by the Company for services rendered during the years 1998, 1997 and 1996 for the Company's Chief Executive Officer and the other four most highly compensated executive officers of the Company.

                                                                                LONG TERM COMPENSATION
                                                                           ---------------------------------
                                           ANNUAL COMPENSATION                     AWARDS            PAYOUTS
                                 ---------------------------------------   -----------------------   -------
                                                                                        SECURITIES
                                                               OTHER       RESTRICTED   UNDERLYING
                                                               ANNUAL        STOCK       OPTIONS/     LTIP      ALL OTHER
                                        SALARY     BONUS    COMPENSATION    AWARD(S)      SAR'S      PAYOUTS   COMPENSATION
  NAME AND PRINCIPAL POSITION    YEAR   ($)(1)    ($)(2)       ($)(3)        ($)(4)       (#)(5)       ($)        ($)(6)
  ---------------------------    ----   -------   -------   ------------   ----------   ----------   -------   ------------
N. DeBenedictis ...............  1998   282,296   267,188      4,800        436,250       40,000      --         113,910
CEO                              1997   268,902   245,775      4,750           --         40,000      --         116,691
                                 1996   261,619   206,325      4,911           --         40,000      --          80,694
M. Coulter ....................  1998   144,581    57,156      4,155           --          8,000      --          21,593
President-PSW                    1997   137,852    53,999      3,604           --          8,000      --          21,167
                                 1996   132,756    37,455      3,589           --          8,000      --          15,494
R. Stahl ......................  1998   167,921    66,151      4,863           --          8,000      --          19,309
Sr. V.P. & Gen. Cnsl.            1997   162,625    51,132      4,351           --          8,000      --          19,182
                                 1996   158,852    49,808      4,911           --          8,000      --          13,042
M. Graham .....................  1998   147,014    58,580      4,320           --          8,000      --          21,172
Sr. V.P.-Finance                 1997   140,329    52,691      4,210           --          8,000      --          21,696
                                 1996   134,934    45,763      4,048           --          8,000      --          13,261
R. Riegler ....................  1998   155,084    54,252      4,491           --          8,000      --          19,734
Sr. V.P.-Eng. & Environ. Aff.    1997   149,837    54,306      4,495           --          8,000      --          19,493
                                 1996   144,944    42,158      4,348           --          8,000      --          13,878

------------------
(1) Salary deferred at the discretion of the executive and contributed to the Company's Thrift Plan or Executive Deferral Plan is included in this column.

(2) Includes cash bonuses for services rendered during the specified year, regardless of when paid.

(3) Company matching contributions under the Company's Thrift Plan and Executive Deferral Plan are included in this column.

(4) Mr. DeBenedictis was awarded a grant of 15,000 shares of restricted stock on March 2, 1998 and 5,000 shares of restricted stock on May 21, 1998 under the Company's 1994 Equity Compensation Plan. The fair market value of the shares awarded on March 2, 1998 was $22.3125 per share and the fair market value of the shares awarded on May 21, 1998 was $20.3125 per share based on the closing prices on the New York Stock Exchange on those dates. One-third of the restricted stock under each grant will be released to Mr. DeBenedictis each year on the anniversary of each grant and he is entitled to receive the dividends on the restricted shares pending their release. At year-end 1998, the value of the 20,000 shares still subject to restrictions was $591,250 based on the closing price for the stock on December 31, 1998 of $29.5625.

(5) Option award numbers have been restated to reflect the December 1997 4-for-3 stock split in the form of a stock distribution.

(6) Includes: (a) the dollar value, on a term loan approach, of the benefit of the whole-life portion of the premiums for a split dollar life insurance policy on Mr. DeBenedictis maintained by the Company, projected on an actuarial basis ($13,880); (b) Company payments on behalf of Mr. DeBenedictis to cover the premium attributable to the term life insurance portion of the split dollar life insurance policy ($1,454); (c) the amounts accrued for the named executive's accounts in 1998 in connection with the dividend equivalent awards made from 1994 through 1998 (Messrs. DeBenedictis $89,550, Stahl $18,235, Graham $18,235, Riegler $18,235, and Coulter
    $18,235); (d) the value of group term life insurance maintained by the Company on the named executives (Messrs. DeBenedictis $2,956, Stahl $995, Graham $1,406, Riegler $1,499 and Coulter $3,358); and (e) earnings in 1998 on amounts deferred under the Company's Executive Deferral Plan (DeBenedictis $6,070, Stahl $79, and Graham $1,531). The Company will be reimbursed for the amount of the premiums paid under the split dollar program for Mr. DeBenedictis upon his death or repaid such premiums by Mr. DeBenedictis if he leaves the Company.

                         COMPARATIVE STOCK PERFORMANCE

     The graph below compares the cumulative total shareholder return on the Common Stock of the Company for the last five years with the weighted average cumulative total return of a peer group of companies represented by the Edward Jones ("EJ") Water Utility Industry Index (adjusted for total market capitalization) and the cumulative total return on the S&P 500 over the same period, assuming a $100 investment on January 1, 1993 and the reinvestment of all dividends. The EJ Water Utility Industry Index consists of the following companies: American Water Works Company, Inc.; American States Water Company; Aquarion Company; California Water Service Company; Connecticut Water Service Company; Consumers Water Company; Dominguez Services Corporation; E'town Corporation; Middlesex Water Company; Philadelphia Suburban Corporation; SJW Corporation; Southwest Water Company; and United Water Resources, Inc.

                                [GRAPHIC OMITTED]

  In the printed document, a line graph appears, depicting the following plot points:

          PSC           EJ WEIGHTED AVG.     S&P 500

1993      100               100                100
1994      104.65             92.66             101.32
1995      127.42            117.58             139.37
1996      192.02            141.16             171.35
1997      295.53            192.79             228.5
1998      407.34            243.88             293.8



     The foregoing comparative stock performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                          STOCK OPTION GRANTS IN 1998

     The following table sets forth information concerning individual grants of stock options under the Company's 1994 Equity Compensation Plan during 1998 to each executive officer identified in the Summary Compensation Table who received options during the period.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                             GRANT DATE
                                                   INDIVIDUAL GRANTS                           VALUE
                                 ------------------------------------------------------   ----------------
                                                     % OF
                                   NUMBER OF         TOTAL
                                  SECURITIES     OPTIONS/SAR'S   EXERCISE
                                  UNDERLYING      GRANTED TO      OR BASE                    GRANT DATE
                                 OPTIONS/SAR'S   EMPLOYEES IN      PRICE     EXPIRATION       PRESENT
             NAME                GRANTED(#)(1)    FISCAL YEAR    ($/SH)(2)      DATE        VALUE($)(3)
             ----                -------------   -------------   ---------   ----------   ----------------
DeBenedictis...................     40,000           15.2%        21.1250     3/2/2008        212,800
Coulter........................      8,000            3.0%        21.1250     3/2/2008         42,560
Stahl..........................      8,000            3.0%        21.1250     3/2/2008         42,560
Graham.........................      8,000            3.0%        21.1250     3/2/2008         42,560
Riegler........................      8,000            3.0%        21.1250     3/2/2008         42,560

------------------

(1) The options listed in this column are qualified stock options granted at an exercise price equal to the fair market value of the Company's common stock on the date of grant under the Company's 1994 Equity Compensation Plan. Grants become exercisable in installments of one-third per year commencing on the first anniversary of the grant date. An equal number of dividend equivalents, with a four year accumulation period, were awarded to the named individuals under the 1994 Equity Compensation Plan. The accrued value of the dividend equivalent awards for 1994 through 1998 is shown on the Summary Compensation Table.

(2) The exercise price for options granted is equal to the mean of the high and low sale prices of the Company's common stock on the New York Stock Exchange composite tape on the date the option is granted.

(3) The values in this column were determined using the Black-Scholes Option Pricing Model. The actual value of stock options, if any, that may be realized will depend on the difference between the exercise price and the market price on the date of exercise. The estimated values under the Black-Scholes model are based on assumptions as to such variables as interest rates, stock price volatility and dividend yield. The key assumptions used in the Black-Scholes model valuation of the stock options are (i) an assumed dividend yield of 2.9%, (ii) a risk free rate of return of 5.6%, (iii) volatility of 16.9%, (iv) an exercise date of 10 years from the date of grant, and (v) no reduction in values to reflect non-transferability or other restrictions on the options. These assumptions are not a forecast of future dividend yield, stock performance or volatility.

STOCK OPTION EXERCISES IN 1998 AND VALUE OF OPTIONS AT YEAR-END 1998

     The following table sets forth information concerning the number of stock options exercised under the Company's 1988 Stock Option Plan and the 1994 Equity Compensation Plan during 1998 by each executive officer listed below and the number and value of unexercised options as of December 31, 1998, indicating in each case the number and value of those options that were exercisable and unexercisable as of that date.

               AGGREGATE OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                         AND YEAR-END OPTION/SAR VALUES

                                                         NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                        UNDERLYING UNEXERCISED             IN-THE-MONEY
                                                           OPTIONS/SAR'S AT              OPTIONS/SAR'S AT
                           SHARES                         FISCAL YEAR-END(#)           FISCAL YEAR-END($)(1)
                          ACQUIRED         VALUE      ---------------------------   ---------------------------
        NAME           ON EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
---------------------  --------------   -----------   -----------   -------------   -----------   -------------
DeBenedictis.........      22,679         393,959       179,097         80,000       5,294,555      2,365,000
Coulter..............                                    32,998         16,002         975,503        473,059
Stahl................      10,000         193,438        32,998         16,002         975,503        473,059
Graham...............                                    16,665         16,002         492,659        473,059
Riegler..............       2,225          27,646        19,669         16,002         581,465        473,059

------------------------

(1) Based on the average of the high and low price on the New York Stock Exchange-Composite Transactions of the Company's Common Stock on December 31, 1998 ($29.5625).

                           CERTAIN COMPENSATION PLANS

RETIREMENT PLAN

     The Retirement Plan for Employees of the Company (the "Retirement Plan") is a defined benefit pension plan. In general, participants are eligible for normal pension benefits upon retirement at age 65 and are eligible for early retirement benefits upon retirement at age 55 with ten years of credited service. Under the terms of the Retirement Plan, a participant becomes fully vested in his or her accrued pension benefit after five years of credited service. Benefits payable to employees under the Retirement Plan are based upon "final average compensation", which is defined as the average cash compensation through the five highest consecutive years of the last ten full years preceding retirement.

     The Employee Retirement Income Security Act of 1974, as amended, ("ERISA") imposes maximum limitations on the annual amount of pension benefits that may be paid under, and the amount of compensation that may be taken into account in calculating benefits under, a qualified, funded defined benefit pension plan such as the Retirement Plan. The Retirement Plan complies with these ERISA limitations. Effective December 1, 1989, the Board of Directors adopted an Excess Benefits Plan for Salaried Employees (the "Excess Plan"). The Excess Plan is a nonqualified, unfunded pension benefit plan that is intended to provide an additional pension benefit to participants in the Retirement Plan and their beneficiaries whose benefits under the Retirement Plan are adversely affected by these ERISA limitations. The benefit under the Excess Plan is equal to the difference between (i) the amount of the benefit the participant would have been entitled to under the Retirement Plan absent such ERISA limitations, and (ii) the amount of the benefit actually payable under the Retirement Plan.

     The following tabulation shows the estimated annual pension payable pursuant to the Retirement Plan and the Excess Plan to employees, including employees who are directors or officers of the Company, upon retirement after selected periods of service. This table is provided for illustrative purposes only and does not reflect pension benefits presently due under the Retirement Plan or Excess Plan.

                                 PENSION TABLE

                                         ESTIMATED ANNUAL PENSION BASED ON SERVICE OF
       AVERAGE SALARY DURING         ----------------------------------------------------
  FIVE YEARS PRECEDING RETIREMENT    15 YEARS   20 YEARS   25 YEARS   30 YEARS   35 YEARS
  -------------------------------    --------   --------   --------   --------   --------
$100,000...........................  $ 24,900   $ 33,200   $ 41,500   $ 44,000   $ 46,500
 125,000...........................    31,600     42,200     52,700     55,900     59,000
 150,000...........................    38,400     51,200     64,000     67,700     71,500
 175,000...........................    45,100     60,200     75,200     79,600     84,000
 200,000...........................    51,900     69,200     86,500     91,500     96,500
 225,000...........................    58,600     78,200     97,700    103,400    109,000
 250,000...........................    65,400     87,200    109,000    115,200    121,500
 300,000...........................    78,900    105,200    131,500    139,000    146,500
 350,000...........................    92,400    123,200    154,000    162,700    171,500
 400,000...........................   105,900    141,200    176,500    186,500    196,500
 450,000...........................   119,400    159,200    199,000    210,200    221,500
 500,000...........................   132,900    177,200    221,500    234,000    246,500

     The Company's contributions to the Retirement Plan are computed on the basis of straight life annuities. The following executive officers listed in Summary Compensation Table have the indicated number of completed years of service under the Retirement Plan, and would, upon retirement at age 65 on March 31, 1999, be entitled to a pension based on the remuneration level listed in the following table:

                                                                        COMPLETED
                                                        COVERED          YEARS OF
                       NAME                          REMUNERATION    CREDITED SERVICE
                       ----                          -------------   ----------------
Nicholas DeBenedictis..............................    $458,590              7
Roy H. Stahl.......................................    $208,663             17
Richard R. Riegler.................................    $189,047             29
Michael P. Graham..................................    $182,366             22
Morrison Coulter...................................    $168,844             38

     A Supplemental Executive Retirement Plan or SERP has been established for Mr. DeBenedictis. This Plan, which is nonqualified and unfunded, was approved by the Board of Directors and is intended to provide Mr. DeBenedictis with a total retirement benefit, in combination with the Retirement Plan and Excess Plan, that is commensurate with the retirement benefits for the chief executive officers of other companies. Under the terms of the SERP, Mr. DeBenedictis will be eligible to receive a benefit at normal retirement equal to the difference between (i) the benefit to which he would otherwise be entitled under the Retirement Plan assuming he had 25 years of service and absent the ERISA limitations referred to above, and (ii) the benefit payable to him under the Retirement Plan and the Excess Plan. Under the terms of Mr. DeBenedictis' SERP, if his employment is terminated for any reason prior to age 65, he is entitled to receive a supplemental retirement benefit equal to the difference between (i) the benefit to which he would otherwise be entitled under the Retirement Plan assuming he was credited with two years of service for each of his first seven years of credited service and (ii) the benefit payable to him under the Retirement Plan and the Excess Plan. If Mr. DeBenedictis retires from the Company at age 65, the SERP is projected to provide an annual benefit of $120,600.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS

     Under the terms of Mr. DeBenedictis' employment arrangement, if his employment is terminated by the Company for any reason other than his disability, death or for cause, he will be entitled to receive a severance payment equal to twelve months of his base compensation paid in twelve equal monthly installments without offset. In the event that the employment of any of the executive officers named in the Summary Compensation Table set forth above is terminated, actually or constructively, within two years following a change of control of the Company, the executive officers will be entitled to certain payments under agreements with the Company and its primary subsidiary, Philadelphia Suburban Water Company. Under the terms of these agreements, the Chief Executive Officer will be entitled to two and one-half times his average annual base cash compensation and the other executive officers will be entitled to two times their average annual base cash compensation, plus continuation of their normal fringe benefits for a period of three years for the Chief Executive Officer and two years for the other executive officers. The agreement with the Chief Executive Officer also provides that, in exchange for a non-competition agreement, he will be entitled to receive one-half of his average annual base cash compensation and the transfer to him of a split dollar life insurance policy maintained by the Company on his life. Under the terms of the 1994 Equity Compensation Plan approved by the shareholders, outstanding stock options will become immediately exercisable, accrued dividend equivalents will become immediately payable and the restrictions on restricted stock grants shall immediately lapse upon certain change in control events.

COMPENSATION OF DIRECTORS

     Directors who are full-time employees of the Company do not receive a retainer or fees for service on the Board of Directors or Committees of the Board. Members of the Board of Directors who are not full-time employees of the Company or any of its subsidiaries ("Non-employee Directors") receive an annual retainer fee of $12,000, plus an annual grant of 400 shares of the Company's Common Stock. Directors also receive a fee of $1,000 for attendance at each meeting of the Board of Directors of the Company, including Committee meetings. In addition, each Committee Chairman who is a Non-employee Director receives an annual retainer fee of $2,500. All directors are reimbursed for reasonable expenses incurred in connection with attendance at Board or Committee meetings.

CERTAIN TRANSACTIONS

     Richard H. Glanton, a director, is a partner in the law firm of Reed Smith Shaw & McClay, which firm has provided legal services to the Company in 1998.

         SHAREHOLDER SUGGESTIONS AND PROPOSALS FOR 2000 ANNUAL MEETING

     Consideration of certain matters is required at the Annual Meeting of Shareholders, such as the election of directors. In addition, pursuant to applicable regulations of the Securities and Exchange Commission, shareholders may present resolutions, which are proper subjects for inclusion in the proxy statement and for consideration at the Annual Meeting, by submitting their proposals to the Company on a timely basis. In order to be included for the 2000 Annual Meeting, resolutions must be received by December 11, 1999.

     The Company receives many shareholder suggestions which are not in the form of resolutions. All are given careful consideration. We welcome and encourage your comments and suggestions. Your correspondence should be addressed as follows:



Patricia M. Mycek
Secretary
Philadelphia Suburban Corporation
762 W. Lancaster Avenue
Bryn Mawr, PA 19010


                             ADDITIONAL INFORMATION

     THE COMPANY WILL PROVIDE WITHOUT CHARGE, UPON WRITTEN REQUEST, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR 1998. PLEASE DIRECT YOUR REQUESTS TO PATRICIA M. MYCEK, SECRETARY, PHILADELPHIA SUBURBAN CORPORATION, 762 W. LANCASTER AVENUE, BRYN MAWR, PA 19010.

               COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 (the "Act") requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities (a 10% Shareholder), to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Officers, directors and 10% Shareholders are required by the SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, or a written representation from certain reporting persons that no Form 5's were required for those persons, the Company believes that, during the period January 1, 1998 through December 31, 1998, all filing requirements applicable to its officers, directors and 10% Shareholders have been complied with, except that a purchase of 2,000 shares by Vivendi in November 1998 was reported in January 1999.

                                 OTHER MATTERS

     The Board of Directors is not aware of any other matters which may come before the meeting. However, if any further business should properly come before the meeting, the persons named in the enclosed proxy will vote upon such business in accordance with their judgment.

                                          By Order of the Board of Directors,

                                          PATRICIA M. MYCEK
                                          Secretary

April 9, 1999

                                                                      4959-PS-99

[PSC LOGO]
c/o EquiServe
P.O. Box 8040
Boston, MA 02266-8040



Dear Shareholder:

         Enclosed are materials relating to Philadelphia Suburban Corporation's 1999 Annual Meeting of Shareholders. The Notice of the Meeting and Proxy Statement describe the formal business to be transacted at the meeting.

         One of the concerns frequently expressed by shareholders at the Annual Meeting (and throughout the year) is the cost of mailing duplicate annual reports. In order to respond to this concern, starting this year we are mailing only one annual report to each account. Therefore, if you have more than one account in your name, you will only receive one annual report. You will, however, receive a Proxy Statement for each account. Should you wish to receive additional annual reports, you may do so by calling PSC at 610-527-8000.

         Your vote is important to us. Please complete, sign and return your attached proxy card in the accompanying postage-paid envelope whether or not you expect to attend the meeting.

                                            Nicholas DeBenedictis
                                            Chairman & President


PSC ???                           DETACH HERE
-------------------------------------------------------------------------------



|X| Please mark
    votes as in
    this example.

1. Election of Directors. The Board of Directors recommends that you vote FOR all nominees: Mary C. Carroll, Nicholas DeBenedictis, G. Fred DiBona, Jr., John Menano.

  FOR                                         WITHHELD
  ALL                                         FROM ALL
NOMINEES     |_|                              NOMINEES    |_|


|_|
   -------------------------------------
For all nominees except as noted above


2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.


MARK HERE IF YOU PLAN TO ATTEND THE MEETING     |_|

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT   |_|

THIS PROXY MUST BE SIGNED EXACTLY AS NAME APPEARS HEREIN.

Executors, Administrators, Trustees, etc. should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer.

Signature: ____________________ Date: __________

Signature: ____________________ Date: __________





PSCO5B                            DETACH HERE
--------------------------------------------------------------------------------

                                     PROXY
                       PHILADELPHIA SUBURBAN CORPORATION

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                       PHILADELPHIA SUBURBAN CORPORATION


             Proxy for Annual Meeting of Shareholders, May 20, 1999

     The undersigned hereby appoints Michael P. Graham, Roy H. Stahl and Patricia M. Mycek, or a majority of them or any one of them acting singly in the absence of the others, with full power of substitution, the proxy or proxies of the undersigned, to attend the Annual Meeting of Shareholders of Philadelphia Suburban Corporation, to be held at The Doubletree Guest Suites-Plymouth Meeting, 640 West Germantown Pike, Plymouth Meeting, PA 19462, at 10:00 a.m., on Thursday, May 20, 1999 and any adjournments thereof, and, with all powers the undersigned in Philadelphia Suburban Corporation, including any shares held in the Dividend Reinvestment Plan of Philadelphia Suburban Corporation, as designated on the reverse side.

     The proxy when properly executed will be voted in the manner directed herein by the undersigned. If the proxy is signed, but no vote is specified, this proxy will be voted FOR the nominees listed in item 1 and the reverse side, and in accordance with the proxies' best judgment upon other matters properly coming before the meeting and any adjournments thereof.

                  PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN
                  THE PROXY CARD USING THE ENCLOSED ENVELOPE.

SEE REVERSE SIDE                                               SEE REVERSE SIDE

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)